EXHIBIT 10.3


                                 PROMISSORY NOTE


To:  Second Stage Ventures, Inc.                  Principal Sum:  USD$ 60,000.00
     (the "Creditor")                             Expiry Date: November 22, 2000


FOR VALUE RECEIVED, EasyTrivia.com, Inc. (the "Debtor") does hereby promise to pay to, or to the order of, the Creditor, the principal sum of USD$ 60,000.00 together with interest calculated thereon on or before November 22, 2000.

The repayment of this Note (including principal and interest, if any) is due in full on November 22, 2000 (60 days from the above date). The terms of the loan will be for 60 days, non interest bearing. If EasyTrivia.com, Inc. fail to complete the acquisition, then the loan is due and payable upon demand. Upon completion of the acquisition of EasyTrivia.com, Inc. then the loan will be repayable under the terms of the funding agreement.

TERMS OF REPAYMENT

1.   This note may be repaid in whole or in part without penalty.

2. In the event of the failure to make any payment when due, the holder of this Note may declare the entire principal balance and accrued interest immediately due and payable. Any overdue payment shall bear interest at the rate of 12% per annum or the maximum rate permitted by law, whichever is lower.

3. Security Lien. The maker of this Note hereby grants to the Holder a security interest in any and all corporate property, including but not limited to, real property, inventory, receivables, and office equipment.

4. All parties to this Note, including the Undersigned and any endorser or guarantors, if any, jointly and severally waive presentment, notice or dishonor, and diligence in collecting and all agree to remain fully obliged under the terms of this Note even if, without notice, the time for payment is extended, or the Note is renewed or modified, or one or more of the parties is released or discharged, or the release or substitution of any collateral given as security for the payment of the Note.

5. If this note is not paid promptly in accordance with it's terms, the undersigned agrees to pay all costs of collection, including reasonable attorney's fees. In the event that any judgement is obtained under this Note, the Undersigned waive, to the extent permitted under law, the benefit of any law exempting their property, or any part of it.

Date effective as of the ------  day of --------------------------- , 2000.


EASYTRIVIA.COM, INC.


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Authorized Signatory


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Authorized Signatory